EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


   Registrant owns 100% of the outstanding stock of the following companies:

                Name                             State of Formation

Erie Insurance Property
 & Casualty Company                                 Pennsylvania

Erie Insurance Company                              Pennsylvania

EI Holding Corp.                                    Delaware

EI Service Corp.                                    Pennsylvania

Erie Insurance Company of New York -
 Wholly owned by Erie Insurance Company             New York



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